SHARED SERVICES AGREEMENT

This SHARED SERVICES AGREEMENT (this “Agreement”) is entered into and made effective as of June 15, 2012 (the “Effective Date”), by and between TDG ACQUISITION COMPANY, LLC, a Delaware limited liability company (“Buyer”), and VUZIX CORPORATION, a Delaware corporation (“Seller”).

WITNESSETH :

WHEREAS, Buyer and Seller have entered into a certain Asset Purchase Agreement dated June 15, 2012 (the “Purchase Agreement”) pursuant to which Buyer is purchasing certain business assets from Seller as more fully set forth in the Purchase Agreement;

WHEREAS, also pursuant to the Purchase Agreement, Buyer and Seller have agreed to enter into this Agreement pursuant to which Seller will provide certain transition, administrative and support services to Buyer, and Buyer shall provide certain transition services to Seller, all on the terms set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller, intending to be legally bound, do hereby mutually covenant and agree as follows:

ARTICLE I

DEFINITIONS

1.1          Definitions. Capitalized terms used herein (including the Appendix hereto) and not otherwise defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

1.2          Usage. For purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires: (i) words using the singular or plural number also include the plural or singular number, respectively, and the use of any gender herein shall be deemed to include the other genders; (ii) references herein to “Articles,” “Sections,” “subsections” and other subdivisions, and to the Appendix and other attachments, without reference to a document are to the specified Articles, Sections, subsections and other subdivisions of, and the Appendix and other attachments to, this Agreement; (iii) a reference to a subsection without further reference to a Section is a reference to such subsection as contained in the same Section in which the reference appears, and this rule shall also apply to other subdivisions within a Section or subsection; (iv) the words “herein,” “hereof,” “hereunder,” “hereby” and other words of similar import refer to this Agreement as a whole and not to any particular provision and (v) the words “include,” “includes” and “including” are deemed to be followed by the phrase “without limitation.”

ARTICLE II

SHARED SERVICES

2.1          Shared Services. Upon the terms and subject to the conditions set forth in this Agreement, the Seller will provide Buyer with certain shared services (the “Seller Shared Services”) and Buyer shall provide Seller with certain shared services (the “Buyer Shared Services”), all as set forth on the Appendix attached hereto and incorporated herein by this reference. Such Seller Shared Services to be provided by Seller as Buyer shall reasonably request from time to time during the term hereof, and such Buyer Shared Services to be provided by Buyer as Seller shall reasonably request from time to time during the term hereof. The Seller Shared Services and Buyer Shared Services collectively referred to herein as the “Shared Services”.

2.2          Personnel. In providing Shared Services, Seller and Buyer, as applicable, shall each utilize personnel that are acceptable to the other party in such other party’s reasonable discretion. Further, Seller may employ the services of third parties to provide Seller Shared Services to the extent such third party services were routinely utilized to provide similar services to the Seller prior to the Effective Date or are reasonably necessary for the efficient performance of the Seller Shared Services, provided such third parties are acceptable to Buyer in Buyer’s reasonable discretion.

2.3          Representatives. Seller and Buyer shall each appoint a representative to act as its primary contact person for the provision of all of the Shared Services (collectively, the “Primary Coordinators”). The initial Primary Coordinators shall be Michael McCrackan for Seller and Rich Ryan for Buyer. Each party may treat an act of the Primary Coordinator of the other party as being authorized by such other party without inquiring behind such act or ascertaining whether such Primary Coordinator had authority to so act. Buyer and Seller shall advise each other in writing of any change in the Primary Coordinators, setting forth the name of the Primary Coordinator to be replaced and the name of the replacement, and certifying that the replacement Primary Coordinator is authorized to act for such party in all matters relating to this Agreement. Buyer and Seller agree that all communications relating to the provision of the Shared Services shall be directed to the Primary Coordinators.

2.4          Level of Shared Services.

(a)          Seller and Buyer, as applicable, shall each, in all material respects, use commercially reasonable efforts to provide their respective Shared Services in a commercially reasonable manner in accordance with general industry standards and exercising the same degree of care as it exercised or would exercise in performing the same or similar services for its own account.

(b)          In addition to being subject to the terms and conditions of this Agreement for the provision of the Shared Services, Buyer agrees that the Seller Shared Services provided by third parties shall be subject to the terms and conditions of any agreements between Seller and such third parties. Seller shall consult with Buyer, and obtain Buyer’s approval (which cannot be unreasonably withheld or delayed) concerning the terms and conditions of any such agreements to be entered into, or proposed to be entered into, with third parties after the date hereof for provision of any of the Seller Shared Services.

2.5          Limitation of Liability. In the absence of negligent acts or omissions or willful misconduct on the part of Seller or Buyer, as applicable, in providing Shared Services, neither Seller nor Buyer shall be liable for any claims, liabilities, damages, losses, costs, expenses (including settlements, judgments, court costs and reasonable attorneys’ fees), fines and penalties, arising out of any actual or alleged injury, loss or damage of any nature whatsoever in providing Shared Services for which it is responsible hereunder. Notwithstanding anything to the contrary contained herein, in the event Seller or Buyer commits an error with respect to or incorrectly performs or fails to perform any Shared Service, at the other party’s request, such party shall use reasonable efforts and good faith to correct such error, re-perform or perform such Shared Service at no additional cost to the other party.

2.6          Access. Seller shall with reasonable advance notice and during normal business hours provide personnel of Buyer, including consultants and other representatives or advisors, with access to its equipment, offices, warehouse, plant, telecommunications and computer equipment and systems, and any other areas and equipment to the extent reasonably required for personnel of Buyer to monitor the progress and performance of the Seller Shared Services.

ARTICLE III

COMPENSATION

3.1          Consideration. As consideration for the Shared Services, Buyer shall pay to Seller and Seller shall pay to Buyer, as applicable, the fees or other compensation as may be specified for each of the Shared Services as set forth in the Appendix.

3.2          Invoices. Seller will submit one invoice to Buyer each month for all Seller Shared Services provided to Buyer by Seller during the prior month. Similarly, Buyer will submit one invoice to Seller each month for all Buyer Shared Services provided to Seller by Buyer during the prior month. Each invoice shall include a reasonably detailed summary of the Shared Services provided, including those for which there are fixed dollar fees and those provided on a non-fixed fee basis, together with documentation supporting each of the invoiced amounts that are not covered by a fixed fee. Each party shall have the right to setoff any amount owed to it by the other party against amounts it owes to such other party hereunder. All invoices shall be sent to the attention of the Primary Coordinators at the addresses set forth in Section 6.5 hereof or to such other addresses as shall have specified by proper notice by either party.

3.3          Payment of Invoices. Payment of all invoices in respect of a Shared Service shall be made by check or electronic funds transmission in U.S. Dollars, within thirty (30) days of the invoice date unless otherwise specified in the Appendix relating to such Shared Service.

ARTICLE IV

CONFIDENTIALITY

4.1          Obligation. Each party shall not use or permit the use of (without the prior written consent of the other party) and shall keep, and shall cause its consultants and advisors to keep, confidential all Confidential Information (hereafter defined) of the other party received pursuant to or in connection with this Agreement.

4.2          Care and Inadvertent Disclosure. With respect to any Confidential Information, each party agrees as follows:

(a)          it shall use the same degree of care in safeguarding the Confidential Information of the other party as it uses to safeguard its own information which must be held in confidence; and

(b)          upon the discovery of any inadvertent disclosure or unauthorized use of the other party’s Confidential Information, or upon obtaining notice of such a disclosure or use from the other party, it shall take all necessary actions to prevent any further inadvertent disclosure or unauthorized use, and such other party shall be entitled to pursue any other remedy which may be available to it.

4.3          Injunctive Relief. Seller, on the one hand, and Buyer, on the other, acknowledge and agree that the other party would be damaged irreparably if any provisions of ARTICLE IV are not performed in accordance with their specific terms or are otherwise breached, and that money damages alone would be an inadequate remedy to compensate the other party for any such breach. Accordingly, each party agrees that the other party will be entitled to an injunction or injunctions to prevent breaches of the provisions of ARTICLE IV and to enforce specifically ARTICLE IV in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which a party may be entitled at law or in equity, which other remedies, including monetary damages, will in no way be limited by the foregoing.

4.4          Definition. For purposes of this Agreement, the term “Confidential Information” means any and all non-public or trade secret information related, in any manner whatsoever, to the business, operations, or condition (financial or otherwise) of a party hereto, whether now existing or acquired or developed after the date hereof. Notwithstanding the above, Confidential Information shall not include any information of a party which is or becomes part of the public domain, except for information which became part of the public domain as a result of disclosure by the other party or its employees, representatives or advisors of Confidential Information of the other party in violation of this Agreement or the wrongful disclosure of such information by a third party.

ARTICLE V

TERM AND TERMINATION

5.1          Term. This Agreement shall become effective on the Effective Date and shall remain in force until either (i) Buyer sends notice to Seller, at least ten (10) days in advance of the date of such termination, that it no longer requires any Seller Shared Services, or (ii) until such time as the term of all Shared Services have expired, as provided on the Appendix as related to each such Shared Service, whichever first occurs, unless this Agreement is terminated prior thereto pursuant to Section 5.2. If this Agreement is terminated by Buyer pursuant to Subsection 5.1(i), Seller shall nevertheless remain entitled to receive the Buyer Shared Services pursuant to this Agreement, on the terms contained herein, for the term then in effect and each applicable renewal term.

5.2          Termination. Buyer may terminate any Seller Shared Services to be provided to it under this Agreement at any time, by providing Seller with at least ten (10) days’ prior written notice, specifying the date on which such Shared Services are to be terminated; provided, however, in the event that Seller retains a third party to perform any Seller Shared Services, such notice period shall be extended to be the same notice period for cancellation contractually or legally required to be given to such third party by Seller, but in no event to longer than thirty (30) days. In the event of any such termination, the termination will not affect this Agreement with respect to any Shared Services not so terminated by Buyer under this Section. In addition to Buyer’s right to terminate Shared Services, if either party (hereafter called the “Defaulting Party”) shall fail to materially perform or default in the performance of any of its obligations under this Agreement, the party entitled to the benefit of such performance (hereinafter referred to as a “Non-Defaulting Party”) may give written notice to the Defaulting Party specifying the nature of such failure or default and stating that the Non-Defaulting Party intends to terminate this Agreement with respect to the Defaulting Party if such failure or default is not cured (i) in the case of a payment default, within three (3) business days of such written notice, or (ii) in the case of all other defaults, within fifteen (15) days of such written notice or, in the case of defaults not susceptible to being cured with fifteen (15) days, to a reasonable period of time provided the Defaulting Party commences curing with such fifteen (15) days and diligently pursues the cure until completed. If any failure or default so specified is not cured within such applicable period, the Non-Defaulting Party may elect to immediately terminate this Agreement with respect to the Defaulting Party. Such termination shall be effective upon giving a written notice of termination from the Non-Defaulting Party to the Defaulting Party and shall be without prejudice to any other right or remedy which may be available to the Non-Defaulting Party against the Defaulting Party under this Agreement or at law or in equity, including any right of the Non-Defaulting Party to seek specific performance and/or obtain replacement or substitute services, if available, for any Shared Services not provided by the Defaulting Party, at the expense of the Defaulting Party.

5.3          Survival of Certain Obligations. Without prejudice to the survival of the other agreements of the parties, the following obligations shall survive the termination of this Agreement: (a) the obligations of each party under Articles IV, V, and VI and (b) a party’s right to receive the compensation for the Shared Services provided by it hereunder provided in Section 3.1 above incurred prior to the effective date of termination.

ARTICLE VI

MISCELLANEOUS

6.1          Complete Agreement; Construction. This Agreement, including the Appendix hereto, shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. In the event of any inconsistency between this Agreement and any Appendix hereto, the Appendix shall prevail.

6.2          Other Related Agreements. This Agreement is not intended to address, and should not be interpreted to address, any other matters specifically and expressly covered by the Purchase Agreement or any other document executed in connection with the transaction contemplated under the Purchase Agreement.

6.3          Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

6.4          Survival of Agreements. Except as otherwise contemplated by this Agreement, all covenants and agreements of the parties contained in this Agreement shall survive the Effective Date.

6.5          Notices. All notices and other communications hereunder shall be in writing and hand delivered or mailed by certified mail (return receipt requested) or sent by nationally-recognized overnight courier service or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and will be deemed given on the date on which such notice is received:

If to the Seller:

Vuzix Corporation

Attn: Steve Ward

75 Town Centre Drive

Rochester, NY 14623

with a copy to:

Woods Oviatt Gilman LLP

2 State Street

Rochester, NY 14618

Attention: Robert F. Mechur

If to the Buyer:

TDG Acquisition Company, LLC

Attn: Mr. Rich Ryan

2166 Brighton Henrietta Town Line Road          Rochester NY 14623

with a copy to:

Metz Lewis Brodman Must O’Keefe, LLC

11 Stanwix Street, 18th Floor

Pittsburgh, Pennsylvania 15222

Attn: Christopher A. Brodman, Esq.

6.6         Waivers. The failure of any party to require strict performance by any other party of any provision in this Agreement will not waive or diminish that party’s right to demand strict performance thereafter of that or any other provision hereof.

6.7         Amendments. This Agreement may not be modified or amended except by an agreement in writing signed by each of the parties hereto.

6.8         Assignment. This Agreement may not be assigned by either party without the consent of the other party. Any assignment in contravention of this Section 6.8 shall be void.

6.9          Successors and Assigns. The provisions to this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

6.10        Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

6.11        Title and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

6.12        GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

6.13        Consent to Jurisdiction. Each of the parties irrevocably submits to the exclusive jurisdiction of (a) the courts of the State of Delaware, and (b) the United States District Court for the Western District of New York , for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Western District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the applicable New York state court sitting in Monroe County, New York. Each of the parties further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 6.13. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the New York state court sitting in Monroe County, New York, or (ii) the United States District Court for the Western District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

6.14          Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

6.15          Relationship of Parties. It is expressly agreed and understood that in providing the Shared Services the Seller and Buyer are independent contractors working for themselves and neither such party is, nor shall it be deemed to be, and shall not hold itself out as, an agent, legal representative or employee of the other. Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, it being understood and agreed that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship of buyer and seller of services nor be deemed to vest any rights, interests or claims in any third parties. The parties do not intend to waive any privileges or rights to which they may be entitled.

[Remainder of Page Blank; Signature Page Follows]

Signature Page to Shared Services Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Shared Services Agreement to be executed the day and year first above written.

TDG ACQUISITION COMPANY, LLC

By:	James P. Balet

	Name:	James P. Balet

	Title:	Secretary

VUZIX CORPORATION

By:	/s/ Paul Travers

	Name:	Paul Travers

	Title:	CEO